Exhibit 99.1 1 NewtekOne, Inc. Reports First Quarter 2024 Financial Results Achieves Growth in Loans and Deposits in the First Quarter 2024 First Quarter 2024 Earnings per Share Beats Company’s Previously Issued Forecast; Company Raises Full Year 2024 Earnings per Share Forecast Boca Raton, Fla., May 6, 2024 - NewtekOne, Inc. (Nasdaq: NEWT), announced today its financial and operating results for the three months ended March 31, 2024. NewtekOne First Quarter 2024 Financial Highlights • Net income was $9.7 million, or $0.38 per basic and diluted common share for the three months ended March 31, 2024, compared to $18.6 million, or $0.76 and $0.74 per basic and diluted common share, respectively, for the three months ended March 31, 2023. ◦ First quarter 2023 earnings per share ("EPS"), as previously restated, was positively impacted by an income tax benefit of $14.2 million, or $0.59 per basic and $0.58 per diluted share, respectively (excluding this income tax benefit, first quarter 2023 core EPS would have been $0.17 and $0.16 per basic and diluted share, respectively).1 • The Company is raising its 2024 annual earnings forecast to a range of $1.85 to $2.05 per basic and diluted common share from its previous forecast range of $1.80 to $2.00 per basic and diluted common share. • Net income was $9.7 million, or $0.38 per basic and diluted common share for the three months ended March 31, 2024, compared to $10.8 million, or $0.43 per basic and diluted common share, for the three months ended December 31, 2023. • Net interest income was $8.9 million for the three months ended March 31, 2024; an increase of 7.2% over $8.3 million for the three months ended December 31, 2023, and an increase of 93.5% over $4.6 million for the three months ended March 31, 2023. • Total assets were $1.5 billion at March 31, 2024, an increase of 7.1% from $1.4 billion at December 31, 2023. • Total borrowings were $662.5 million at March 31, 2024; an increase of 2.9% from $644.1 million at December 31, 2023. • Loans held for investment were $840.6 million at March 31, 2024; an increase of 4.3% over $806.1 million at December 31, 2023.

Exhibit 99.1 2 • Cash and cash equivalents were $163.2 million, including $35.8 million of restricted cash, at March 31, 2024; a decrease of 11.3% from $184.0 million, including $30.9 million of restricted cash, at December 31, 2023. • Net interest margin2 was 2.92% for the three months ended March 31, 2024; an increase of 5.8% over 2.76% for the three months ended December 31, 2023, and an increase of 46.0% over 2.00% for the three months ended March 31, 2023. • Return on Tangible Common Equity ("ROTCE")1 of 20.6% for the three months ended March 31, 2024; a decrease of 19.8% over 25.7% for the three months ended December 31, 2023, and a decrease of 61.1% over 52.9% for the three months ended March 31, 2023. • Return on Average Assets ("ROAA")1,2 of 2.8% for the three months ended March 31, 2024; a decrease of 9.7% over 3.1% for the three months ended December 31, 2023, and a decrease of 57.6% over 6.6% for the three months ended March 31, 2023. • Efficiency ratio2 of 70.6% for the three months ended March 31, 2024; an increase of 6.0% over 66.6% for the three months ended December 31, 2023, and a decrease of 15.0% compared to 83.1% for the three months ended March 31, 2023. • Total risk-based capital ratio2 was 20.3% at March 31, 2024; an increase of 6.3% over 19.1% at December 31, 2023. • Tier-1 leverage ratio2 was 13.7% at March 31, 2024; an increase of 0.7% compared to 13.6% at December 31, 2023. • On April 15, 2024, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares, which represents a 5.5% increase over the $0.18 per share quarterly dividend declared on December 11, 2023. Newtek Bank, N.A. • Total deposits3 were $565.3 million at March 31, 2024, which represents an 8.9% sequential increase in deposits, compared to $519.1 million at December 31, 2023 and an increase of 299.2% over $141.6 million in deposits at December 31, 2022. • Insured deposits represented approximately 75.9% of total deposits at March 31, 2024. • Net interest margin was 4.80% for the three months ended March 31, 2024; an increase of 8.4% over 4.43% for the three months ended December 31, 2023, and an increase of 62.7% over 2.95% for the three months ended March 31, 2023. • ROTCE1 of 37.9% for the three months ended March 31, 2024; a decrease of 42.8% over 66.3% for the three months ended December 31, 2023, and an increase of 461.0% over (10.5)% for the three months ended March 31, 2023. • ROAA1 of 5.8% for the three months ended March 31, 2024; a decrease of 41.4% over 9.9% for the three months ended December 31, 2023, and an increase of 314.8% over (2.7)% for the three months ended March 31, 2023. 1 Non-GAAP; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 Assets under supervision, capital ratios, risk-weighted assets and supplementary leverage ratio are preliminary data and subject to change with our filings with regulatory agencies and our Form 10-Q for the quarterly period ended March 31, 2024. 3 Total deposits as reported include deposits from affiliates held at Newtek Bank, which are eliminated through consolidation on the NewtekOne consolidated financial statements.

Exhibit 99.1 3 • Efficiency ratio1 of 50.1% for the three months ended March 31, 2024; an increase of 45.6% compared to 34.4% for the three months ended December 31, 2023, and a decrease of 56.3% compared to 114.6% for the three months ended March 31, 2023. • Total risk-based capital ratio was 18.9% at March 31, 2024, a decrease of 17.1% from 22.8% at December 31, 2023. • Tier-1 leverage ratio was 15.5% at March 31, 2024; a decrease of 6.6% from 16.6% at December 31, 2023. Lending Highlights • Total SBA 7(a) loan closings of $207.1 million for the three months ended March 31, 2024; an increase of 35.9% over $152.5 million of SBA 7(a) loans closings for the three months ended March 31, 2023. • The Company forecasts $925.0 million in total SBA 7(a) loan fundings for 2024, which if achieved, would represent a 13.5% increase over 2023. • Newtek Bank closed $34.4 million of SBA 504 loans for the three months ended March 31, 2024; a decrease of 29.7% over $48.9 million SBA 504 loans closed for the three months ended March 31, 2023. • Newtek Bank and the Company’s non-bank subsidiaries closed $308.0 million of loans across all loan products for the three months ended March 31, 2024; a 35.6% increase over $227.2 million of loans closed for the same period in 2023. Barry Sloane, Chairman, President, and Chief Executive Officer commented, “We are more than pleased to report our first quarter 2024 financial results. We broke several records this quarter and continue to perform exceptionally well as a financial holding company. We achieved EPS of $0.38, basic and diluted, in the first quarter 2024. as compared to first quarter 2023 EPS basic and diluted of $0.76 and $0.74, respectively, as previously restated, which was positively impacted by an income tax benefit. However, on a core EPS basis, we outperformed first quarter 2023 EPS of $0.17 and $0.16 per basic and diluted share, as well as exceeded the high end of our first quarter 2024 EPS forecast of $0.19 to $0.25 per basic and diluted common share.1 We are modestly increasing our 2024 annual earnings guidance to $1.85 to $2.05 per basic and diluted common share from our previous forecast of $1.80 to $2.00 per basic and diluted common share. Our out performance for the first quarter of 2024 was led by Newtek Bank's SBA 7(a) loan fundings of $207.1 million, a 35.9% increase over $152.5 million SBA 7(a) fundings for the same period last year. Our alternative loan program, through NewtekOne's non-bank subsidiary, generated record closings of $53.8 million during the first quarter 2024, compared to $12.2 million closed in the first quarter 2023. It is important to note that we continue to increase our loan loss reserves and our coverage ratio at Newtek Bank, and as of March 31, 2024, we had approximately 406 basis points of loan loss reserves, which is an increase from 374 basis points at December 31, 2023. We believe this reserve will normalize at approximately 350 basis points as more traditional bank loan products come onto our balance sheet. Having been in the SBA lending business since 2003, we are confident that we fully understand the risk versus reward of being an SBA lender. We weathered the 2008/2009 credit crisis, the COVID-19 pandemic, and have experienced both high and low interest-rate environments. With this history in mind, we continue to give careful consideration to the current economic conditions, and believe that we are maintaining an appropriate level of reserves for our book of loans. We feel good about our practices and where we are, predicated on over two decades of lending history, experience and management, and would expect to be analyzed within this framework.” Mr. Sloane continued, “In addition to Newtek Bank's strong performance in lending, Newtek Bank continued to raise deposits, growing deposits by approximately 8.9% from the $519.1 million at December 31, 2023 to $565.3 million at March 31, 2024. Our ability to gather deposits against an industry backdrop of U.S commercial banks that only grew deposits by approximately 1.2% from December 27, 2023 to March 27, 2024, according to an April 11, 2024 report by S&P Global Market Intelligence, demonstrates that our strategy of

Exhibit 99.1 4 utilizing digital account opening together with our thousands of prospects of independent business owners can enable us to generate this deposit growth at Newtek Bank. Key financial metrics at Newtek Bank also saw sequential growth over the fourth quarter 2023. Newtek Bank's net interest margin expanded from 4.43% during the fourth quarter 2023 to 4.80% during the first quarter 2024; and net interest income increased by 16.7% sequentially to $7.7 million during the first quarter 2024 from $6.6 million during the fourth quarter 2023. Newtek Bank experienced a ROAA of 5.8% and a ROTCE of 37.9%, which was accomplished with an efficiency ratio of 50.1% for Q1 2024. Furthermore, we also continued to deliver strong metrics in key areas on a consolidated basis in the first quarter 2024 with a ROAA of 2.8% and ROTCE of 20.6%. Based on the confidence in our business model, during the first quarter 2024 the board declared a quarterly dividend of $0.19 per share, an increase of 5.6% over the prior quarter's dividend of $0.18 per share.” Mr. Sloane further stated, “We can't underscore enough the transformative change from a 1940’s Act business development company (BDC) to a 1934 Act financial holding company. This transformation, however, makes it very difficult in many aspects for accurate year-over-year comparisons. Moreover, when looking at a comparison of our EPS for the first quarter 2024 versus the first quarter 2023, we noted that our first quarter 2023 EPS included an income tax benefit of approximately $14.2 million, or $0.59 per basic share and $0.58 per diluted share, respectively. On a core EPS basis, we outperformed in the first quarter of 2024 versus 2023. Additionally, during the first quarter of 2023 our SBA 7(a) loans were originated out of our non-bank lender using fair value accounting with no CECL reserve, which, among other things, reduces current income for the benefit of future income. Therefore, when looking at our first quarter 2024 performance with sharp focus, we clearly had strong quarterly performance on a comparative basis.” Mr. Sloane added, “We still have room for our returns to improve as we complete our fourth full quarter after transitioning our SBA 7(a) loan production to Newtek Bank in April 2023. Our funding costs continue to be lower at Newtek Bank, versus our funding costs for the first quarter of 2023, when we were still originating our SBA 7(a) loans out of our non-bank lender (NSBF). Our 20- plus-year track record of originating quality loans for sale into the secondary market have demonstrated generous returns for our shareholders. We look forward to continuing to drive funding costs down as we expect to fully roll out our lower-cost business checking accounts to our large client database in our marketing plan. Our business plan requires us to ensure that we have the proper staff, software, policies and procedures, and compliance measures in place to raise deposits in a regulatory-compliant manner, which, in 2023, limited our growth in commercial deposits. We slowly rolled out this product in the first quarter of 2024 to a pilot group of lending clients and firmly believe that we will see growth in this depository area for the remainder of the year. Our commercial demand deposit account pays a 1.0% annual percentage yield (“APY”) and our commercial money market account pays a 3.5% APY while providing our independent business owner customers added benefits, through the Newtek Advantage™. We believe the Newtek Advantage, especially when bundled with our bank and non-bank service offerings, provides a tremendous competitive advantage in comparison to our competitors who offer lower deposit rates, charge higher fees, and do not offer the benefits that we offer through the Newtek Advantage. These benefits include, but are not limited to, free document storage, free web-traffic analytics, merchant services data and payroll execution directly from the client’s business portal. By growing this portion of our deposit base, it will give us additional stability and diversification of core deposits at Newtek Bank as well as lower our cost of funds. It is important to note that our deposits, on a consolidated basis, are made up of approximately 76% insured deposits. This metric is extremely important as it demonstrates our ability to attract smaller balances on a diversified basis versus the more volatile higher-balance deposits that upon which our competitor banks rely.” Mr. Sloane concluded, “We are very proud of what our management team has been able to accomplish, creating the foundation for a business that leverages technology, manages risk and is scalable and compliant. We continue to be pleased with what we have accomplished as a financial holding company. We expect the capital markets to gain confidence in our business model’s earnings, growth and consistently high returns on equity and assets. Our success is predicated on our unique, progressive state-of-the-art business model, one that does not

Exhibit 99.1 5 depend upon branches, traditional bankers, brokers, or expensive business development officers, which has been tested and has succeeded over the last 25 years. Our experience has taught us that the equity markets appreciate growth of earnings and returns no matter what the business model, and we expect to consistently deliver on our expectations." First Quarter 2024 Conference Call and Webcast A conference call to discuss the first quarter 2024 financial results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, M. Scott Price, Chief Financial Officer, and Frank M. DeMaria, Chief Accounting Officer, tomorrow, Tuesday, May 7, 2024, 8:30 a.m. EDT. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. First Quarter 2024 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. First Quarter 2024 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of 90 days. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost- efficient products and services and efficient business strategies to our independent business owner relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company®, Newtek Advantage® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change prior to any filings with regulatory agencies and filing of the Company's Form 10-Q for the quarterly period ended March 31, 2024. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions (including the impacts from a government

Exhibit 99.1 6 shutdown ) during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com

Exhibit 99.1 7 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) ASSETS March 31, 2024 December 31, 2023 Cash and due from banks $ 12,295 $ 15,398 Restricted cash 35,759 30,919 Interest bearing deposits in banks 115,152 137,689 Total cash and cash equivalents 163,206 184,006 Debt securities available-for-sale, at fair value 28,127 32,171 Loans held for sale, at fair value 187,104 118,867 Loans held for sale, at LCM 59,880 56,607 Loans held for investment, at fair value 442,928 469,801 Loans held for investment, at amortized cost, net of deferred fees and costs 397,625 336,305 Allowance for credit losses (16,126) (12,574) Loans held for investment, at amortized cost, net 381,499 323,731 Federal Home Loan Bank and Federal Reserve Bank stock 3,773 3,635 Settlement receivable 56,890 62,230 Joint ventures, at fair value (cost of $45,108 and $37,864), respectively 48,247 40,859 Non-control investments (cost of $772 and $796), respectively 728 728 Goodwill and intangibles 29,944 30,120 Right of use assets 5,193 5,701 Deferred tax asset, net 2,717 5,230 Servicing assets 41,172 39,725 Other assets 58,169 56,102 Total assets $ 1,509,577 $ 1,429,513 LIABILITIES AND NET ASSETS Liabilities: Deposits: Noninterest-bearing $ 5,466 $ 10,053 Interest-bearing 507,476 453,452 Total deposits 512,942 463,505 Borrowings 662,488 644,122 Dividends payable 5,038 4,792 Lease liabilities 6,344 6,952 Due to participants 26,647 23,796 Accounts payable, accrued expenses and other liabilities 41,986 37,300 Total liabilities 1,255,445 1,180,467 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 shares issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; authorized 199,980 shares, 24,715 and 24,680 issued and outstanding, respectively) 493 492 Additional paid-in capital 201,431 200,913 Retained earnings 32,611 28,051

Exhibit 99.1 8 Accumulated other comprehensive loss, net of income taxes (141) (148) Total shareholders' equity 254,132 249,046 Total liabilities and shareholders' equity $ 1,509,577 $ 1,429,513 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (unaudited) (In Thousands, except for Per Share Data) Three Months Ended March 31, 2024 December 31, 2023 March 31, 2023 (as restated) Interest income Debt securities available-for-sale $ 460 $ 435 $ 232 Loans and fees on loans 24,985 23,660 17,502 Other interest earning assets 1,622 2,274 981 Total interest income 27,067 26,369 18,715 Interest expense Deposits 5,576 5,111 1,475 Notes and securitizations 10,827 11,411 8,718 Bank and FHLB borrowings 1,758 1,546 3,939 Total interest expense 18,161 18,068 14,132 Net interest income 8,906 8,301 4,583 Provision for credit losses 4,015 4,365 1,318 Net interest income after provision for credit losses 4,891 3,936 3,265 Noninterest income Dividend income 386 360 504 Loan servicing asset revaluation (1,735) (1,983) 919 Servicing income 5,357 4,985 4,403 Net gains on sales of loans 20,292 17,252 6,367 Net gain on loans under the fair value option 2,798 5,420 5,905 Technology and IT support income 5,770 6,460 6,709 Electronic payment processing income 10,987 10,659 10,328 Other noninterest income 5,512 5,954 7,221 Total noninterest income 49,367 49,107 42,356 Noninterest expense Salaries and employee benefits expense 20,506 14,535 19,073 Technology services expense 3,408 4,265 3,803 Electronic payment processing expense 4,846 4,168 4,504 Professional services expense 4,565 3,311 3,440 Other loan origination and maintenance expense 2,244 2,503 2,781 Depreciation and amortization 532 613 791 Loss on extinguishment of debt — 271 — Other general and administrative costs 5,058 8,543 4,631 Total noninterest expense 41,159 38,209 39,023 Net income before taxes 13,099 14,834 6,598 Income tax expense (benefit) 3,449 3,985 (11,952)

Exhibit 99.1 9 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (unaudited) (In Thousands, except for Per Share Data) Net income 9,650 10,849 18,550 Dividends to preferred shareholders (400) (405) (249) Net income available to common shareholders $ 9,250 $ 10,444 $ 18,301 Earnings per share: Basic $ 0.38 $ 0.43 $ 0.76 Diluted $ 0.38 $ 0.43 $ 0.74

Exhibit 99.1 10 Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited) The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three-month period ended have been annualized based on calendar days. Reconciliation of Core EPS to GAAP EPS: Three Months Ended March 31, 2023 GAAP EPS Adjustments Core EPS Based on Net Income Discrete Tax Benefits on Reorg Based on Adjusted Net Income Net income before taxes $ 6,598 $ — $ 6,598 Income tax expense (benefit) (11,952) 14,244 2,292 Net income 18,550 (14,244) 4,306 Dividends to preferred shareholders (249) — (249) Net income available to common shareholders $ 18,301 $ (14,244) $ 4,057 Basic: Income available to common shareholders $ 18,301 $ (14,244) $ 4,057 Weighted-average basic shares outstanding 24,223 — 24,223 Basic $ 0.76 $ 0.59 $ 0.17 Diluted: Income available to common shareholders $ 18,301 $ (14,244) $ 4,057 Total weighted-average diluted shares outstanding 24,881 — 24,881 Diluted $ 0.74 $ 0.58 $ 0.16

Exhibit 99.1 11 Newtek Bank, NA As of and for the three months ended (in thousands) March 31, 2024 December 31, 2023 March 31, 2023 (as restated) Return on Average Tangible Common Equity Numerator: Net Income (Loss) (GAAP) $9,402 $15,064 $(1,921) Average Total Shareholders' Equity (non-GAAP) 100,792 92,201 76,218 Deduct: Average Goodwill and Intangibles (non-GAAP) 1,100 2,099 2,190 Denominator: Tangible Average Common Equity (non-GAAP) $99,692 $90,102 $74,028 Return on Average Tangible Common Equity (non-GAAP) 37.9% 66.3% (10.5)% Return on Average Assets Numerator: Net Income (GAAP) $9,402 $15,064 $(1,921) Denominator: Average Assets (non-GAAP) 652,604 601,130 285,914 Return on Average Assets (non-GAAP) 5.8% 9.9% (2.7)% Efficiency Ratio Numerator: Non-Interest Expense (GAAP) $17,510 $12,796 $13,222 Net Interest Income (GAAP) 7,690 6,589 1,682 Non-Interest Income (GAAP) 27,257 30,621 9,860 Denominator: Total Income $34,947 $37,210 $11,542 Efficiency Ratio (non-GAAP) 50.1% 34.4% 114.6%

Exhibit 99.1

NewtekOne Inc.	Three months ended		
(dollars and number of shares in thousands)	**March 31, 2024**	**December 31, 2023**	**March 31, 2023 (as restated)**
Return on Average Tangible Common Equity			
Numerator: Net Income (GAAP)	$9,650	$10,849	$18,550
Average Total Shareholders' Equity (non-GAAP)	237,831	218,387	194,010
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Average Common Shareholders' Equity (non-GAAP)	218,093	198,649	174,272
Deduct: Average Goodwill and Intangibles (non-GAAP)	30,060	31,250	32,062
Denominator: Average Tangible Common Equity (non-GAAP)	$188,033	$167,399	$142,210
Return on Tangible Common Equity (non-GAAP)	20.6%	25.7%	52.9%
Return on Average Assets			
Numerator: Net Income (GAAP)	$9,650	$10,849	$18,550
Denominator: Average Assets (non-GAAP)	1,401,554	1,382,690	1,124,693
Return on Average Assets (non-GAAP)	2.8%	3.1%	6.6%
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$41,159	$38,209	$39,023
Net Interest Income (GAAP)	8,906	8,301	4,583
Non-Interest Income (GAAP)	49,367	49,107	42,356
Denominator: Total Income	$58,273	$57,408	$46,939
Efficiency Ratio (non-GAAP)	70.6%	66.6%	83.1%
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$254,132	$249,046	$232,586
Deduct: Goodwill and Intangibles (GAAP)	29,944	30,120	32,091
Numerator: Total Tangible Book Value (non-GAAP)	$224,188	$218,926	$200,495
Denominator: Total Number of Shares Outstanding	24,715	24,680	24,609
Tangible Book Value Per Share (non-GAAP)	$9.07	$8.87	$8.15
Tangible Book Value Per Common Share			
Total Tangible Book Value (non-GAAP)	$224,188	$218,926	$200,495
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share (non-GAAP)	$204,450	$199,188	$180,757
Denominator: Total Number of Shares Outstanding	24,715	24,680	24,609
Tangible Book Value Per Common Share (non-GAAP)	$8.27	$8.07	$7.35

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